Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

eMerge Interactive, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Orlando, Florida

March 28, 2005